Exhibit 99.1
NEWS RELEASE

MURPHY OIL CORPORATION ANNOUNCES APPRAISAL SUCCESS,
EXPLORATION DISCOVERY AND DEVELOPMENT PROGRESS
HOUSTON, Texas, October 12, 2026 - Murphy Oil Corporation (NYSE: MUR) today announced successful appraisal at the Bubale West-1X well offshore Côte d’Ivoire and an exploration discovery at the Lac Da Trang (White Camel) North-1X well offshore Vietnam. The Company also announced first oil from the Lac Da Vang (Golden Camel) field offshore Vietnam and production from the Chinook #8 development well in the Gulf of America.
“These achievements highlight Murphy’s ability to create value across exploration, appraisal and development,” stated Eric M. Hambly, President and Chief Executive Officer. “Bubale West-1X and Lac Da Trang North-1X further expand our resource potential, while development progress at Lac Da Vang and Chinook #8 demonstrate our ability to efficiently convert resources into production and cash flow. Together, these results strengthen our portfolio and position Murphy to create long-term shareholder value.”
CÔTE D’IVOIRE
The Bubale West-1X well in Block CI-103 offshore Côte d’Ivoire was drilled to a total measured depth of approximately 19,357 feet (5,900 meters) in 9,039 feet (2,755 meters) of water and encountered approximately 88 feet (27 meters) of net oil pay in the Turonian reservoir. Additional hydrocarbons were also encountered in the deeper Albian reservoir.
Preliminary analysis of logs and fluid samples indicates high-quality oil. Information obtained from the well will be integrated with existing subsurface data to optimize the remaining appraisal program at Bubale.
Murphy’s subsidiary, Murphy CI-103 Oil Co., Ltd., holds an 85 percent working interest in Block CI-103 and serves as operator. Société Nationale d’Opérations Pétrolières de la Côte d’Ivoire (PETROCI) holds the remaining 15 percent working interest.
VIETNAM
Murphy achieved first oil from the Lac Da Vang field in Block 15-1/05 offshore Vietnam on September 27, 2026. The development is expected to ramp up through 2028 as additional wells are brought online, with net peak production of approximately 10-15 MBOEPD in 2028-2029.

The achievement of first oil represents a major milestone in Murphy’s Vietnam strategy and establishes a new source of production and cash flow from the Company’s offshore portfolio.
Murphy also announced a successful exploration result at the Lac Da Trang North-1X well in Block 15-1/05, which encountered 131 feet (40 meters) of net oil pay. The well was drilled to a total measured depth of approximately 12,579 feet (3,834 meters) in 147 feet (45 meters) of water.
The Company and its partners will evaluate the Lac Da Trang North-1X data and assess potential appraisal and development options. Importantly, the now-producing Lac Da Vang asset provides nearby infrastructure for a potential tieback of the Lac Da Trang North discovery, creating a pathway to a capital-efficient, shorter-cycle development.
Murphy’s subsidiary, Murphy Cuu Long Bac Oil Co., Ltd., serves as the operator of Block 15-1/05, holding a 40 percent working interest. PetroVietnam Exploration Production Corporation Ltd. holds a 35 percent working interest and SK Earthon Co. Ltd. holds the remaining 25 percent.
GULF OF AMERICA
The Chinook #8 development well in Walker Ridge Block 425 is now online and producing through the Pioneer floating production, storage and offloading vessel (FPSO) in the Cascade-Chinook field. Consistent with pre-drill expectations, the well achieved an initial gross production rate of approximately 15 MBOEPD.
Murphy, through its subsidiaries, holds an 86.7 percent working interest in Chinook #8. Petrobras America Inc. holds the remaining 13.3 percent through its ownership interest in MP GOM.
ABOUT MURPHY OIL CORPORATION
Murphy Oil Corporation is an independent oil and natural gas company with a multi-basin onshore and offshore portfolio and significant exploration opportunities. The Company has more than a century-long history of demonstrating strong execution and innovative, full-cycle development capabilities with a focus on value creation that drives shareholder returns. Murphy’s foresight and financial discipline, along with its culture of adaptability and accountability, will allow the Company to continue its outstanding legacy and exceptional reputation. The Company’s current operations include extensive inventory located onshore in the Eagle Ford Shale, Tupper Montney and Kaybob Duvernay, as well as offshore in the Gulf of America and Canada. Murphy also strives to create long-term shareholder value through offshore exploration and development in the Gulf of America, Vietnam and Côte d’Ivoire. Additional information can be found on the Company’s website at www.murphyoilcorp.com.

FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified through the inclusion of words such as “aim”, “anticipate”, “believe”, “drive”, “estimate”, “expect”, “forecast”, “future”, “goal”, “guidance”, “intend”, “may”, “objective”, “outlook”, “plan”, “position”, “potential”, “project”, “seek”, “should”, “strategy”, “target”, “will” or variations of such words and other similar expressions. These statements, which express management’s current views concerning future events, results and plans, are subject to inherent risks, uncertainties and assumptions (many of which are beyond our control) and are not guarantees of performance. In particular, statements, express or implied, concerning the Company’s future operating results or activities and returns or the Company's ability and intent to replace or increase reserves, increase production, generate returns and rates of return, replace or increase drilling locations, reduce or otherwise control operating costs and expenditures, generate cash flows, pay down or refinance indebtedness, achieve, reach or otherwise meet initiatives, plans, goals, ambitions or targets with respect to emissions, safety matters or other environmental, social and governance matters, make capital expenditures, pay and/or increase dividends or make share repurchases and other capital allocation decisions are forward-looking statements. Factors that could cause one or more of these future events, results or plans not to occur as implied by any forward-looking statement, which consequently could cause actual results or activities to differ materially from the expectations expressed or implied by such forward-looking statements, include, but are not limited to: macro conditions in the oil and natural gas industry, including supply and demand levels, actions taken by major oil exporters and the resulting impacts on commodity prices; geopolitical concerns (including the current conflict in Iran); increased volatility or deterioration in the success rate of our exploration programs or in our ability to maintain production rates and replace reserves; reduced customer demand for our products due to environmental, regulatory, technological or other reasons; adverse foreign exchange movements; political and regulatory instability in the markets where we do business; the impact on our operations or markets of health pandemics and related government responses; natural hazards impacting our operations or markets; any other deterioration in our business, markets or prospects; cyber attacks and other cybersecurity risks; any failure to obtain necessary regulatory approvals; the impact of current and future laws, rulings and governmental regulations; any inability to service or refinance our outstanding debt or to access debt markets at acceptable prices; or adverse developments in the U.S. or global capital markets, credit markets, banking system or economies in general, including inflation, trade policies, tariffs and other trade restrictions. For further discussion of factors that could cause one or more of these future events or results not to occur as implied by any forward-looking statement, see “Risk Factors” in our most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (SEC) and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K that we file, available from the SEC’s website and from Murphy Oil Corporation’s website at http://ir.murphyoilcorp.com. Investors and others should note that we may announce material information using SEC filings, press releases, public conference calls, webcasts and the investors page of our website. We may use these channels to distribute material information about the Company; therefore, we encourage investors, the media, business partners and others interested in the Company to review the information we post on our website. The information on our website is not part of, and is not incorporated into, this news release. Each forward-looking statement contained in this news release speaks only as of the date of this news release. Except as required by applicable law, Murphy Oil Corporation undertakes no duty to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Investor Contacts:
InvestorRelations@murphyoilcorp.com
Atif Riaz, 281-675-9358
Beth Heller, 281-675-9363
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